Exhibit 3.1

This restated charter of DigitalBridge Group, Inc. is a composite charter that includes prior amendments to reflect the name change of the Corporation and has not been approved by the board of directors of the Corporation or filed with the Maryland Department of Assessments and Taxation.

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DigitalBridge Group, Inc.

ARTICLES OF AMENDMENT

DigitalBridge Group, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended to provide that, immediately upon the Effective Time (as defined below), every four shares of Class A common stock (the “Class A Common Stock”), $0.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be combined into one issued and outstanding share of Class A Common Stock, $0.04 par value per share, of the Corporation . Upon the Effective Time, no fractional shares of Class A Common Stock of the Corporation will be or remain issued and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash from the disposition of such fractional shares as provided herein. The Corporation shall arrange for the disposition of fractional shares (other than outstanding restricted shares of the Class A Common Stock issued pursuant to the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan) by the mechanism of having the transfer agent of the Corporation (x) aggregate such fractional shares into whole shares, (y) sell the shares resulting from the aggregation on the open market and (z) make a cash payment to stockholders otherwise entitled to fractional shares equal to the stockholder’s pro-rata share of the total proceeds of such sales, without interest thereon. With respect to outstanding restricted shares of the Class A Common Stock issued pursuant to the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan, any fractional share of Class A Common Stock resulting from the amendment effected hereby shall be rounded up or down to the nearest whole share of Class A Common Stock, as the case may be.

SECOND: As provided in Section 6.3.3 of the Articles of Amendment and Restatement, filed on January 10, 2017 at 1:30 p.m., as amended, the outstanding Class B Common Stock is automatically combined in the same proportion as the outstanding Class A Common Stock set forth in Article FIRST above. Upon the Effective Time, no fractional shares of Class B Common Stock of the Corporation will be or remain issued and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash from the disposition of such fractional shares.

THIRD: The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-309(e) of the Maryland Corporations and Associations Code.

FOURTH: These Articles of Amendment shall become effective as of 5:00 p.m. Eastern time on August 22, 2022 (the “Effective Time”).

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 18th day of August, 2022.

ATTEST		DIGITALBRIDGE GROUP, INC.

/s/ Ronald M. Sanders		/s/ Jacky Wu
Name:	Ronald M. Sanders	Name:	Jacky Wu
Title:	Executive Vice President, Chief Legal Officer & Secretary	Title:	Executive Vice President & Chief Financial Officer

COLONY CAPITAL, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT

FIRST The charter of Colony Capital, Inc., a Maryland corporation (the Corporation”), is hereby amended by deleting existing Article II in its entirety and substituting in lieu thereof a new article to read as follows:

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is

DigitalBridge Group, Inc.

SECOND The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD These Articles of Amendment shall become effective as of 4:00 p.m. Eastern time on June 21, 2021.

FOURTH The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and President and attested to by its Secretary on this 21st day of June, 2021.

ATTEST		COLONY CAPITAL, INC.

/s/ Ronald M. Sanders		/s/ Jacky Wu
Name:	Ronald M. Sanders	Name:	Jacky Wu
Title:	Executive Vice President, Chief Legal Officer & Secretary	Title:	Executive Vice President & Chief Financial Officer

COLONY NORTHSTAR, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT

FIRST The charter of Colony Northstar, Inc., a Maryland corporation (the Corporation”), is hereby amended by deleting existing Article II in its entirety and substituting in lieu thereof a new article to read as follows:

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is

Colony Capital, Inc.

SECOND The amendment to the charter of the Corporation as set forth above has been duly approved by at least a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law.

THIRD These Articles of Amendment shall become effective as of 12:01 a.m. Eastern time on June 25, 2018.

FOURTH The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 22nd day of June, 2018.

ATTEST		COLONY NORTHSTAR, INC.

/s/ Ronald M. Sanders		/s/ Richard B. Saltzman
Name:	Ronald M. Sanders	Name:	Richard B. Saltzman
Title:	Secretary	Title:	Chief Executive Officer & President

Signature Page to Articles of Amendment

COLONY NORTHSTAR, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions and Exhibits A, B, C, D, E, F, G and H (the “Exhibits”) are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I INCORPORATOR
The undersigned, Ronald J. Lieberman, whose address is 399 Park Avenue, 19th Floor, New York, NY 10022, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on May 31, 2016.

ARTICLE II NAME
The name of the corporation (the “Corporation”) is:
Colony NorthStar, Inc.

ARTICLE III PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose post address is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be ten, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:
David T. Hamamoto Jon A. Fosheim Douglas Crocker II Thomas J. Barrack, Jr.

Nancy A Curtin George G. C. Parker John A. Somers John L. Steffens
Charles W. Schoenherr Justin Metz

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws. The Corporation may not elect to be subject to any provision contained in Subtitle 8 of Title 3 of the MGCL.

Section 5.2 Extraordinary Actions. Except as specifically provided in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws.

Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.6 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 5.5 Indemnification. (a) The Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager, employee, partner or agent of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and shall have the power, with the approval of the Board of Directors, to provide the same (or lesser) indemnification and advancement of expenses to any employee or agent of the Corporation or a predecessor of the Corporation. Any amendment of this Section 5.5(a) shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

(b)    The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.
(c)    The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 5.6 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Section 5.9 Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors or officers of the Corporation.

Section 5.10 Appraisal Rights. Holders of shares of Common Stock (as defined herein) shall be entitled to exercise the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute. In addition to such statutory rights of an objecting stockholder and notwithstanding the limitations on exercising the rights of an objecting stockholder under Section 3-202(c)(1) of the MGCL, a holder of Class A Common Stock or Class B Common Stock shall have the additional right, pursuant to this Section 5.10, to demand and receive payment of the fair value of such stockholder’s shares of Common Stock in any merger, consolidation or statutory share exchange if the holder of such shares of Common Stock is required by the terms of an agreement or plan of merger, consolidation, or statutory share exchange to accept for such shares of Common Stock anything except (a) shares of stock of the corporation surviving or resulting from such merger, consolidation or statutory share exchange, or depository receipts in respect thereof, (b) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or statutory share exchange will be either listed on a national securities exchange or held of record by more than 2,000 holders,
(c) cash in lieu of fractional shares or fractional depository receipts described in the foregoing subsections (a) and (b) of this Section 5.10, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subsections (a), (b) and (c) of this Section 5.10. This Section 5.10 shall not alter the effect of Section 3-202(c)(3) of the MGCL. Holders of shares of Common Stock exercising the rights of an objecting stockholder provided in this Section 5.10 shall comply with the requirements to properly exercise such rights set forth in Title 3, Subtitle 2 of the MGCL to the same extent as if the holders were exercising the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL or any successor statute including, without limitation, voting against the transaction and providing the Corporation with all required notices.

ARTICLE VI STOCK
Section 6.1 Authorized Shares. The Corporation has authority to issue 1,250,000,000 shares of stock, consisting of 949,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 1,000,000 shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock”), 50,000,000 shares of Performance Common Stock, $0.01 par value per share (“Performance Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and 250,000,000 shares of Preferred Stock,
$0.01 par value per share (“Preferred Stock”), including those shares of Preferred Stock described in the Exhibits attached hereto. The aggregate par value of all authorized shares of stock having par value is $12,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3, 6.4, 6.5 or 6.6 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

Section 6.2 Class A Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class A Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Class A Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.2.1 Dividends and other Distributions. The Board of Directors may from time to time authorize and the Corporation shall declare to the holders of Class A Common Stock such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine, but only out of funds legally available therefor. The Board of Directors shall endeavor to authorize, and the Corporation shall declare and pay, such dividends and other distributions as shall be necessary for the Corporation to qualify as a REIT under the Code (unless the Board of Directors has determined that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT); however, stockholders shall have no right to any dividend or other distribution unless and until authorized by the Board of Directors and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.2.1 shall be subject to the preferences of any class or series of stock at the time outstanding.

Section 6.2.2 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of Class A Common Stock shall be entitled to participate, together with the holders of shares of any other class or series of stock now existing or hereafter classified or reclassified not having a preference over Class A Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preferences over the Class A Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.2.3 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock, Class B Common Stock and Performance Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3 Class B Common Stock. Subject to the provisions of Article VII, the rights, preferences, privileges and restrictions granted and imposed upon the Class B Common Stock are as follows:

Section 6.3.1 Definitions. For the purpose of only this Section 6.3, the following terms shall have the following meanings:
Affiliate. The term “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in the foregoing clause (i).

Beneficial Owner. The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any security, the direct or indirect ownership of such security by any Beneficial Owner of such security, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Business Day. The term “Business Day” has the meaning set forth in Article VII below.

Control. The term “Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Exchange Act. The term “Exchange Act” has the meaning set forth in the definition of “Beneficial Owner.”

Executive. The term “Executive” means each Person who is a member of, or an interest holder of, CCH Management Partners I, LLC or CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC, other than Thomas J. Barrack, Jr., in each case for so long as he or she remains employed by the Corporation or any of its Affiliates.

Family Member. The term “Family Member” means, as to any Person that is an individual, (i) such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and (ii) any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are the sole initial income beneficiaries.

Initial Holder. The term “Initial Holder” shall mean Thomas J. Barrack, Jr.

OP Unit. The term “OP Unit” shall mean “Membership Common Unit” as set forth in the Partnership Agreement.

Operating Partnership. The term “Operating Partnership” shall mean Colony Capital Operating Company, LLC.

Partnership Agreement. The term “Partnership Agreement” shall mean the Third Amended and Restated Limited Liability
Company Agreement of Colony Capital Operating Company, LLC.

Person. The term “Person” shall mean an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

Qualified Transferee. The term “Qualified Transferee” shall mean (a) Colony Capital, LLC and Colony Capital Holdings, LLC,
(b)    any Executive, (c) any Family Member or Affiliate of an Executive or of the Initial Holder, or (d) any Person (to the extent not included in clause (c)) Controlled by any combination of one or more Executives, the Initial Holder and/or one or more Family Members of an Executive or the Initial Holder. None of the Corporation, the Operating Partnership, or the Trustee shall be a Qualified Transferee.

Transfer. The term “Transfer” (and the correlative terms “Transferring” and “Transferred”) has the meaning set forth in Article VII below; provided that for purposes of this Article VI, “Transfer” (and the correlative terms “Transferring” and “Transferred”) shall not include any hypothecation, pledge or security interest that does not include a transfer or sharing of any voting rights of such securities unless and until the secured party gains possession or control of any such voting rights.

Trustee. The term “Trustee” has the meaning set forth in Article VII below.

Section 6.3.2 Voting Rights. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class B Common Stock shall entitle the holder thereof to thirty-six and one-half (36.5) votes on each matter on which holders of Class A Common Stock are entitled to vote. The Class B Common Stock and Class A Common Stock shall vote together as a single class. The Board of Directors may reclassify any unissued shares of Class B Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.3.3 Dividends and other Distributions; Subdivisions or Combinations. Subject to the preferences applicable to any class or series of Preferred Stock, if any, outstanding at any time, if and when the Board of Directors authorizes or declares a dividend or other distribution of cash, property or shares of stock of the Corporation with respect to each share of Class A Common Stock out of assets or funds of the Corporation legally available therefor, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or other distribution with respect to each share of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock will be subdivided or combined in the same manner.

Section 6.3.4 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Class B Common Stock shall be entitled to participate, together with the holders of shares of any other class or series of stock now existing or hereafter classified or reclassified not having a preference over Class B Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preference over the Class B Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.3.5 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock, Class B Common Stock and Performance Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3.6 Conversion. The Class B Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 6.3.6.
(a)    Automatic Conversion. Shares of Class B Common Stock shall convert automatically into fully paid and nonassessable shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class B Common Stock in the following circumstances:
(i)    In the event that the Initial Holder or any of his Family Members Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of Class B Common Stock, other than to the Initial Holder or any of his Family Members, each share of Class B Common Stock being Transferred shall convert automatically into one share of Class A Common Stock immediately prior to such Transfer; and

(ii)    In the event that:
(x)    the Initial Holder Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by the Initial Holder, other than to a Qualified Transferee,
(y)    a Qualified Transferee Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such Qualified Transferee, other than to the Initial Holder or to another Qualified Transferee; or
(z)    a Qualified Transferee that is a Beneficial Owner of OP Units ceases at any time to continue to be a “Qualified Transferee” (as defined above), including, without limitation, as a result of the failure of any Executive to be employed by the Corporation or any of its Affiliates or as a result of divorce or annulment; then, in each case, one share of Class B Common Stock Beneficially Owned by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then Beneficially Own sufficient shares), upon such Transfer (in the case of clause (x) or (y) above) or cessation (in the case of clause (z) above), shall automatically convert into one share of Class A Common Stock for every thirty-five and one-half OP Units (x) so Transferred or caused to be so Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (as defined above) (in each case rounding up to the nearest thirty-five and one-half OP Units).

Any shares of Class B Common Stock automatically converted pursuant to this paragraph (a) shall be converted as and at the times specified in this paragraph (a) without any further action by the holders thereof and whether or not the certificates representing such shares (if any) are surrendered to the Corporation. Upon the automatic conversion of shares of Class B Common Stock pursuant to this paragraph (a), the Beneficial Owner thereof shall identify for the Corporation the holder of record of the shares so converted.

(b) Conversion at the Option of the Holder. Pursuant to and in accordance with this paragraph (b), each holder of Class B Common Stock shall have the right, at such holder’s option at any time and from time to time, to convert all or a portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class B Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B Common Stock (or if there is no transfer agent, to the Corporation). Such conversion notice shall state: (i) the number of shares of Class B Common Stock to be converted; and (ii) the date on which such conversion shall occur (which date shall be a Business Day no less than five Business Days and not exceeding twenty Business Days from the date of such conversion notice) (the “Optional Conversion Date”). Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). In connection with the exercise of any optional conversion right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Class B Common Stock into shares of Class A Common Stock. Holders of shares of Class B Common Stock may withdraw any conversion notice by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Optional Conversion Date. The notice of withdrawal must state: (x) the number of withdrawn shares of Class B Common Stock; (y) if certificated shares of Class B Common Stock have been issued, the certificate numbers of the withdrawn shares of Class B

Common Stock; and (z) the number of shares of Class B Common Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures. Each conversion pursuant to this paragraph (b) for which the conversion notice has been given and not properly withdrawn shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Date.

Section 6.4 Performance Common Stock.

Section 6.4.1 Voting Rights. Except as may otherwise be specified in the Charter, the holders of shares of Performance Common Stock shall have no voting rights. Notwithstanding the foregoing but subject to Article VII, the consent of the holders of a majority of the shares of Performance Common Stock, voting as a separate class, shall be required for any amendment to the Charter that would increase or decrease the aggregate number of shares of Performance Common Stock, increase or decrease the par value of the shares of Performance Common Stock, or alter or change the powers, preferences, or special rights of the Performance Common Stock so as to affect them adversely. The holders of Performance Common Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. On any matter on which the holders of Performance Common Stock (in their capacity as such) shall have the right to vote, each holder of record of shares of Performance Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of Performance Common Stock standing in such holder’s name on the stock transfer records of the Corporation. The Board of Directors may reclassify any unissued shares of Performance Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.4.2 Dividends and Other Distributions. The Board of Directors may cause dividends to be paid to the holders of shares of Performance Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared on the Class A Common Stock, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of shares of Performance Common Stock shall be entitled to share, ratably according to the number of shares of Performance Common Stock held by them, in such dividends; provided, that dividends shall not be declared on Performance Common Stock unless dividends are declared concurrently on shares of Class A Common Stock, and any per share dividend declared on Performance Common Stock shall in no case exceed the per share dividend declared on shares of Class A Common Stock at the time such dividends on the Performance Common Stock are declared. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Performance Common Stock will be subdivided or combined in the same manner.

Section 6.4.3 Conversion. Each share of Performance Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock upon the terms and conditions relating to the conversion of Performance Common Stock as set forth by the Board of Directors or the Board of Directors of any predecessor (by merger or otherwise) of the Corporation. The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Performance Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Performance Common Stock. The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Performance Common Stock will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

Section 6.4.4 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock, Class B Common Stock and
Performance Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.5 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.6 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;
(b)    specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.6 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.7 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.8 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

Section 6.9 Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.9 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

Section 6.10 Transferable Shares. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Class A Common Stock, Class B Common Stock, Performance Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the effective time of the merger of NorthStar Asset Management Group Inc., a Delaware corporation, with and into the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event, condition or set of circumstances that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends or other distributions on shares of Capital Stock, including (a) a change in the capital structure of the Corporation or in the relative values of different shares of Capital Stock, (b) a change in the relationship between two or more Persons which cause a change in Beneficial Ownership or Constructive Ownership,
(c)    the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire shares of Capital Stock, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:
(a)    Basic Restrictions.
(i)    (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.
(ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that (1) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a)

one percent of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, or (3) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT.
(iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
(b)    Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),
(i)    then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or
(ii)    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)    To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2 Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of

Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a)    every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and
(b)    each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.
(a)    The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit or Capital Stock in excess of the Aggregate Stock Ownership Limit, (iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (1), (2) and (3) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or Capital Stock in excess of the Aggregate Stock Ownership Limit pursuant to the exemption granted under this subparagraph 7.2.7(a); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Common Stock in excess of the Common Stock Ownership Limit or Capital Stock in excess of the Aggregate Stock Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 (including without limitation, Section 7.2.5) with respect to shares of Common Stock held in excess of the Common Stock Ownership Limit or Capital Stock held in excess of the Aggregate Stock Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).

(b)    Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.
(c)    Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.
(d)    In connection with granting any exemption or waiver pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable.
(e)    The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8 Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:
The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and
(ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (1) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (2) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII AMENDMENTS
The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, any amendment to Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.
FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.
SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.
SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,500, consisting of 1,000 shares of Common Stock, $0.01 par value per share, and 500 shares of Performance Common Stock,
$0.01 par value per share. The aggregate par value of all shares of stock having par value was $15.
EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 1,250,000,000, consisting of 949,000,000 shares of Class A Common Stock, $0.01 par value per share, 1,000,000 shares of Class B Common Stock, $0.01 par value per share, 50,000,000 shares of Performance Common Stock, $0.01 par value per share, and 250,000,000 shares of Preferred Stock, $0.01 par value per share, of which (a) 2,900,000 shares are classified and designated as 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, (b) 14,920,000 shares are classified and designated as 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, (c) 5,750,000 shares are classified and designated as 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, (d) 8,050,000 shares are classified and designated as 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, (e) 10,350,000 shares are classified and designated as 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share, (f) 10,400,000 shares are classified and designated as 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, (g) 3,450,000 shares are classified and designated as 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and (h) 11,500,000 shares are classified and designated as 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share. The aggregate par value of all authorized shares of stock having par value is $12,500,000.
NINTH: These Articles of Amendment and Restatement shall become effective at 4:01 p.m., New York City time, on January 10, 2017. TENTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the
Corporation and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS] 42

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 10th day of January, 2017.

ATTEST:    COLONY NORTHSTAR, INC.

/s/ Ronald J. Lieberrman	By:	/s/ Albert Tylis	(SEAL)
Name: Ronald J. Lieberman Title: Secretary		Name: Albert Tylis Title: President

EXHIBIT A
SERIES A PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation classified and designated 2,900,000 shares (the “Shares”) of the Preferred Stock (as defined in the Charter), as shares of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (“Series A Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.75% Series A Cumulative Redeemable Perpetual Preferred Stock

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”), and 2,900,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated: “Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof. “Charter” shall mean the charter of the Corporation.
“Common Stock” shall mean, collectively, the Class A Common Stock of the Corporation, par value $.01 per share, the Class B Common Stock of the Corporation, par value $.01 per share, and the Performance Common Stock of the Corporation, par value $.01 per share.

“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about February 15, 2017; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Periods” shall mean quarterly dividend periods commencing on February 15, May 15, August 15 and November 15, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series A Preferred Stock, which, (i) for Series A Preferred Stock issued prior to January 11, 2017, shall commence on, and include, November 15, 2016 and end on and include February 14, 2017; and (ii) for Series A Preferred Stock issued on or after January 11, 2017, shall commence on the Dividend Payment Date with respect to which dividends were actually paid on Series A Preferred Stock that were outstanding immediately preceding the issuance of such Series A Preferred Stock and end on and include the day preceding the first day of the next succeeding Dividend Period).
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Corporation constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof. “Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Redemption Price” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.

“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series F Preferred Stock” shall mean the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series G Preferred Stock” shall mean the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series H Preferred Stock” shall mean the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series A Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof. “Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash at the rate per annum of
$2.1875 per share of Series A Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.75% of the Liquidation Preference per annum). Such dividends with respect to each share of Series A Preferred Stock issued prior to January 11, 2017 shall be cumulative from, and including, November 15, 2016 and with respect to each share of Series A Preferred Stock issued on or after January 11, 2017 shall be cumulative from the Dividend Payment Date with respect to which dividends were actually paid on shares of Series A Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series A Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing with respect to each share of Series A Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series A Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the share records of the Corporation at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors.
Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. If following a Change of Control, the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Annual Dividend Rate will be increased to $2.4375 per share of Series A Preferred Stock (equivalent to a rate of 9.75% of the Liquidation Preference per annum) and the holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash cumulative from, but excluding, the first date on which both the Change of Control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased Annual Dividend Rate for as long as the Series A Preferred Stock is not so listed or quoted.
(b)    The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
(c)    So long as any Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and such Parity Shares.

(d)    So long as any Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or as permitted under Article VII of the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series A Preferred Stock and any other Parity Shares of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Shares.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25.00) per share of the Series A Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation. (a) If at any time following a change of control, the Series A Preferred Stock is not listed on the New York Stock Exchange or American Stock Exchange, or quoted on NASDAQ, the Corporation will have the option to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date. A “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Corporation; (ii) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series A Preferred Stock shall not be redeemable by the Corporation prior to September 14, 2011. On and after September 14, 2011, the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after September 14, 2011, the Series A Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series A Preferred Stock are to be redeemed (a “Redemption Date”) (which may not be before September 14, 2011) shall be selected by the Corporation, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Corporation gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock at their respective addresses as they appear on the Corporation’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.
(d)    Upon any redemption of Series A Preferred Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock called for redemption.
(e)    If full cumulative dividends on the Series A Preferred Stock and any other series or class or classes of Parity Shares of the Corporation have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase, redeem or otherwise acquire Series A Preferred Stock or any Parity Shares other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Series A Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series A Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. No Right of Conversion. The Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation at the option of any holder of Series A Preferred Stock.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

(b)    on a parity with the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)    junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series A Preferred Stock (“Junior Shares”).

As of the date hereof, 14,920,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock, 10,350,000 authorized shares of Series E Preferred Stock, 10,400,000 authorized shares of Series F Preferred Stock, 3,450,000 authorized shares of Series G Preferred Stock and 11,500,000 authorized shares of Series H Preferred Stock are Parity Shares.

Section 10. Voting. Except as otherwise set forth herein, the Series A Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series A Preferred Stock, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Stock and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as provided above. In no event shall the holders of Series A Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed.

So long as any Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series A Preferred Stock or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series A Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock, provided that: (1) the Corporation is the surviving entity and the Series A Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of Series A Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series A Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series A Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation will mail the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Securities Exchange Act.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. Restrictions on Ownership and Transfer. The Series A Preferred Stock constitute Preferred Stock, and Preferred Stock constitutes Capital Stock of the Corporation. Therefore, the Series A Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

EXHIBIT B
SERIES B PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation classified and designated 14,920,000 shares (the “Shares”) of the Preferred Stock (as defined in the Charter), as shares of 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (“Series B Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.25% Series B Cumulative Redeemable Perpetual Preferred Stock

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series B Preferred Stock”), and 14,920,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated: “Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof. “Charter” shall mean the charter of the Corporation.
“Common Stock” shall mean, collectively, the Class A Common Stock of the Corporation, par value $.01 per share, the Class B Common Stock of the Corporation, par value $.01 per share, and the Performance Common Stock of the Corporation, par value $.01 per share.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about February 15, 2017; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Periods” shall mean quarterly dividend periods commencing on February 15, May 15, August 15 and November 15, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each share of Series B Preferred Stock, which, (i) for Series B Preferred Stock issued prior to January 11, 2017, shall commence on, and include, November 15, 2016 and end on and include February 14, 2017; and (ii) for Series B Preferred Stock issued on or after January 11, 2017, shall commence on the Dividend Payment Date with respect to which dividends were actually paid on Series B Preferred Stock that were outstanding immediately preceding the issuance of such Series B Preferred Stock and end on and include the day preceding the first day of the next succeeding Dividend Period).
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Corporation constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof. “Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Redemption Price” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.

“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series F Preferred Stock” shall mean the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series G Preferred Stock” shall mean the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series H Preferred Stock” shall mean the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series B Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof. “Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends.
(a)    The holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.0625 per share of Series B Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.25% of the Liquidation Preference per annum). Such dividends with respect to each share of Series B Preferred Stock issued prior to January 11, 2017 shall be cumulative from, and including, November 15, 2016 and with respect to each share of Series B Preferred Stock issued on or after January 11, 2017 shall be cumulative from the Dividend Payment Date with respect to which dividends were actually paid on shares of Series B Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series B Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing with respect to each share of Series B Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series B Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the share records of the Corporation at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. If following a Change of Control, the Series B Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Annual Dividend Rate will be increased to $2.3125 per share of Series B Preferred Stock (equivalent to a rate of 9.25% of the Liquidation Preference per annum) and the holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash cumulative from, but excluding, the first date on which both the Change of Control has occurred and the Series B Preferred Stock is not so listed or quoted at the increased Annual Dividend Rate for as long as the Series B Preferred Stock is not so listed or quoted.
(b)    The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.
(c)    So long as any shares of Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series B Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and such Parity Shares.
(d)    So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or as permitted under Article VII of the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series B Preferred Stock and any other Parity Shares of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Shares.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series B Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25.00) per share of the Series B Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series B Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation. (a) If at any time following a change of control, the Series B Preferred Stock is not listed on the New York Stock Exchange or American Stock Exchange, or quoted on NASDAQ, the Corporation will have the option to redeem the Series B Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series B Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date. A “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Corporation; (ii) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series B Preferred Stock shall not be redeemable by the Corporation prior to February 7, 2012. On and after February 7, 2012, the Corporation, at its option, may redeem the shares of Series B Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after February 7, 2012, the Series B Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share of Series B Preferred Stock, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series B Preferred Stock are to be redeemed (a “Redemption Date”) (which may not be before February 7, 2012) shall be selected by the Corporation, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Corporation gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock at their respective addresses as they appear on the Corporation’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(d)    Upon any redemption of Series B Preferred Stock, the Corporation shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior and up to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series B Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series B Preferred Stock before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock called for redemption.
(e)    If full cumulative dividends on the Series B Preferred Stock and any other series or class or classes of Parity Shares of the Corporation have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series B Preferred Stock may not be redeemed in part and the Corporation may not purchase, redeem or otherwise acquire Series B Preferred Stock or any Parity Shares other than in exchange for Junior Shares.

(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Series B Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series B Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series B Preferred Stock evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares of Series B Preferred Stock shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. No Right of Conversion. The Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation at the option of any holder of Series B Preferred Stock.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

(b)    on a parity with the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and
(c)    junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series B Preferred Stock (“Junior Shares”).

As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock, 10,350,000 authorized shares of Series E Preferred Stock, 10,400,000 authorized shares of Series F Preferred Stock, 3,450,000 authorized shares of Series G Preferred Stock and 11,500,000 authorized shares of Series H Preferred Stock are Parity Shares.

Section 10. Voting. Except as otherwise set forth herein, the Series B Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series B Preferred Stock, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series B Preferred Stock and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as directors by the holders of the Series B Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as provided above. In no event shall the holders of Series B Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series B Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series B Preferred Stock or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series B Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock, provided that: (1) the Corporation is the surviving entity and the Series B Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Stock for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series B Preferred Stock (except for changes that do not materially and adversely affect the holders of Series B Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series B Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series B Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series B Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series B Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of Series B Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series B Preferred Stock. The Corporation will mail the information to the holders of Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Securities Exchange Act.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. Restrictions on Ownership and Transfer. The Series B Preferred Stock constitute Preferred Stock, and Preferred Stock constitutes Capital Stock of the Corporation. Therefore, the Series B Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Stock of any other term or provision of the Charter.

EXHIBIT C
SERIES C PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation, classified and designated 5,750,000 shares (the “Shares”) of the Preferred Stock (as defined in the Charter), as shares of 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series C Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.875% Series C Cumulative Redeemable Perpetual Preferred Stock

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series C Preferred Stock”), and 5,750,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated: “Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof. “Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof.

“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof. “Charter” shall mean the charter of the Corporation.
“Class A Common Stock” shall mean the Class A Common Stock of the Corporation, par value $.01 per share.
“Common Stock” shall mean, collectively, the Class A Common Stock, the Class B Common Stock of the Corporation, par value $.01 per share, and the Performance Common Stock of the Corporation, par value $.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.
“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about February 15, 2017; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series C Preferred Stock, which, (i) for shares of Series C Preferred Stock issued prior to January 11, 2017, shall commence on, and include, November 15, 2016 and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series C Preferred

Stock issued on or after January 11, 2017, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series C Preferred Stock that were outstanding immediately preceding the issuance of such Series C Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Corporation constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof. “Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series F Preferred Stock” shall mean the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.

“Series G Preferred Stock” shall mean the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series H Preferred Stock” shall mean the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series C Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof. “Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash at the rate per annum of
$2.21875 per share of Series C Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.875% of the Liquidation Preference per annum). Such dividends with respect to each share of Series C Preferred Stock issued prior to January 11, 2017 shall be cumulative from, and including, November 15, 2016 and with respect to each share of Series C Preferred Stock issued on or after January 11, 2017 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series C Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series C Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing with respect to each share of Series C Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series C Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series C Preferred Stock, as they appear on the share records of the Corporation at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.
(c)    So long as any shares of Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Corporation ranking on a parity with the Series C Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series C Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Stock and such Dividend Parity Stock.
(d)    So long as any shares of Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series C Preferred Stock and any Dividend Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series C Preferred Stock shall be entitled to receive $25.00 per share of the Series C Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series C Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Corporation ranking on a parity with the Series C Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series C Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation.
(a)    Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock pursuant to this Section 5, the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Corporation elects to redeem any shares of Series C Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)
(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Corporation; or (B) the date of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series C Preferred Stock shall not be redeemable by the Corporation prior to October 11, 2017. On and after October 11, 2017, the Corporation, at its option, may redeem the shares of Series C Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after October 11, 2017, the Series C Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series C Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Corporation, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Corporation gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series C Preferred Stock at their respective addresses as they appear on the Corporation’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series C Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series C Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.
(d)    If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series C Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series C Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock called for redemption.
(e)    If full cumulative dividends for all past dividend periods on the Series C Preferred Stock and any series or class or classes of Dividend Parity Stock of the Corporation have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series C Preferred Stock may not be redeemed in part and the Corporation may not purchase, redeem or otherwise acquire Series C Preferred Stock or any capital stock of the Corporation ranking on a parity with the Series C Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series C Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series C Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Series C Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series C Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series C Preferred Stock shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All shares of Series C Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. Conversion Rights. Except as provided in this Section 7, the Series C Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation at the option of any holder of Series C Preferred Stock.
(a)    Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert each of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Class A Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series C Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series C Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 8.4585 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)    The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A Common Stock to existing holders of Class A Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative
Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)    The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which shall be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series C Preferred Stock.

(d)    The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Class A Common Stock is then traded, or (y) the average of the last quoted bid prices for Class A Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Class A Common Stock is not then listed for trading on a U.S. securities exchange.

(e)    In the case of a Change of Control pursuant to which Class A Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock shall receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Class A Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)    If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Class A Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)    No fractional shares of Class A Common Stock shall be issued upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

(h)    Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not then exercised its right to redeem all shares of Series C Preferred Stock pursuant to Section 5, the Corporation shall provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series C Preferred Stock in their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price;
(v)    the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series C Preferred Stock, holders will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock; (ix) the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)    The Corporation shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series C Preferred Stock.
(j)    To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series C Preferred Stock to be converted; and (iii) that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.
(k)    Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series C Preferred Stock; (ii) if certificated shares of Series C Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and (iii) the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)    Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

(m)    Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock pursuant to Section 5, in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)    The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)    Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock shall be entitled to convert such Series C Preferred Stock into shares of Class A Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Class A Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Corporation provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the governing document of the surviving entity.
(p)    Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation shall make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series C Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

(b)    on a parity with the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class or series and the Series C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and
(c)    junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series C Preferred Stock (“Junior Shares”).

As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock, 10,350,000 authorized shares of Series E Preferred Stock, 10,400,000 authorized shares of Series F Preferred Stock, 3,450,000 authorized shares of Series G Preferred Stock and 11,500,000 authorized shares of Series H Preferred Stock rank on a parity with the Series C Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

Section 10. Voting. Except as otherwise set forth herein, the Series C Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series C Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the Series C Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series C Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as provided above. In no event shall the holders of Series C Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed.

So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series C Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series C Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock, provided that: (1) the Corporation is the surviving entity and the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series C Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of Series C Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series C Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least
66-2    /3% of the votes entitled to be cast by the holders of the Series C Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series C Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series C Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series C Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

For purposes of determining the voting rights of the holders of the Series C Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series C Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series C Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Corporation will mail the information to the holders of Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Securities Exchange Act.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. Restrictions on Ownership and Transfer. The Series C Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Corporation. Therefore, the Series C Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series C Preferred Stock of any other term or provision of the Charter.

EXHIBIT D
SERIES D PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation, classified and designated 8,050,000 shares (the “Shares”) of the Preferred Stock (as defined in the Charter), as shares of 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.500% Series D Cumulative Redeemable Perpetual Preferred Stock

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”), and 8,050,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated: “Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof.

“Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Corporation.
“Class A Common Stock” shall mean the Class A Common Stock of the Corporation, par value $.01 per share.
“Common Stock” shall mean, collectively, the Class A Common Stock, the Class B Common Stock of the Corporation, par value $.01 per share, and the Performance Common Stock of the Corporation, par value $.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.
“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about February 15, 2017; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series D Preferred Stock, which, (i) for shares of Series D Preferred Stock issued prior to January 11, 2017, shall commence on, and include, November 15, 2016 and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series D Preferred Stock issued on or after January 11, 2017, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series D Preferred Stock that were outstanding immediately preceding the issuance of such Series D Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Corporation constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof. “Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.

“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series F Preferred Stock” shall mean the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series G Preferred Stock” shall mean the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series H Preferred Stock” shall mean the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series D Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof. “Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series D Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash at the rate per annum of
$2.125 per share of Series D Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.500% of the Liquidation Preference per annum). Such dividends with respect to each share of Series D Preferred Stock issued prior to January 11, 2017 shall be cumulative from, and including, November 15, 2016 and with respect to each share of Series D Preferred Stock issued on or after January 11, 2017 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series D Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series D Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing with respect to each share of Series D Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series D Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D Preferred Stock, as they appear on the share records of the Corporation at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series D Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.
(c)    So long as any shares of Series D Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series D Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series D Preferred Stock and such Dividend Parity Stock.

(d) So long as any shares of Series D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series D Preferred Stock and any Dividend Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D Preferred Stock shall be entitled to receive $25.00 per share of the Series D Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series D Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series D Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series D Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series D Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation.
(a)    Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series D Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock pursuant to this Section 5, the holders of Series D Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Corporation elects to redeem any shares of Series D Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Corporation; or (B) the date of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).

(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series D Preferred Stock shall not be redeemable by the Corporation prior to April 10, 2018. On and after April 10, 2018, the Corporation, at its option, may redeem the shares of Series D Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after April 10, 2018, the Series D Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series D Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Corporation, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Corporation gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series D Preferred Stock at their respective addresses as they appear on the Corporation’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares of Series D Preferred Stock held by such holder are to be redeemed, the number of such shares of Series D Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series D Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series D Preferred Stock being so called for redemption will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and that each share of Series D Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series D Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.

(d)    If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series D Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock called for redemption.
(e)    If full cumulative dividends for all past dividend periods on the Series D Preferred Stock and any series or class or classes of Dividend Parity Stock of the Corporation have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series D Preferred Stock may not be redeemed in part and the Corporation may not purchase, redeem or otherwise acquire Series D Preferred Stock or any capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Series D Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series D Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series D Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series D Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series D Preferred Stock shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All shares of Series D Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. Conversion Rights. Except as provided in this Section 7, the Series D Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation at the option of any holder of Series D Preferred Stock.
(a)    Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to convert each of the Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Class A Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series D Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 5.8241 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)    The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A Common Stock to existing holders of Class A Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative
Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share

Cap times the aggregate number of shares of the Series D Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)    The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which shall be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series D Preferred Stock.
(d)    The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Class A Common Stock is then traded, or (y) the average of the last quoted bid prices for Class A Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Class A Common Stock is not then listed for trading on a U.S. securities exchange.
(e)    In the case of a Change of Control pursuant to which Class A Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Stock shall receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Class A Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)    If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Class A Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

(g)    No fractional shares of Class A Common Stock shall be issued upon the conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)    Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not then exercised its right to redeem all shares of Series D Preferred Stock pursuant to Section 5, the Corporation shall provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series D Preferred Stock in their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series D Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price;
(v)    the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series D Preferred Stock; (ix) the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series D Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)    The Corporation shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series D Preferred Stock.

(j)    To exercise the Change of Control Conversion Right, the holders of Series D Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series D Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series D Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series D Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series D Preferred Stock to be converted; and (iii) that the Series D Preferred Stock is to be converted pursuant to the applicable provisions of the Series D Preferred Stock.
(k)    Holders of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series D Preferred Stock; (ii) if certificated shares of Series D Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and (iii) the number of shares of Series D Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)    Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series D Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)    Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock pursuant to Section 5, in which case only the shares of Series D Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series D Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)    The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

(o)    Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock shall be entitled to convert such Series D Preferred Stock into shares of Class A Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Class A Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Corporation provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the governing document of the surviving entity.
(p)    Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series D Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation shall make no allowance for unpaid dividends that are not in arrears on the shares of Series D Preferred Stock to be converted.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series D Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Stock;
(b)    on a parity with the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of such class or series and the Series D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

(c)    junior to the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series D Preferred Stock (“Junior Shares”).

As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 10,350,000 authorized shares of Series E Preferred Stock, 10,400,000 authorized shares of Series F Preferred Stock, 3,450,000 authorized shares of Series G Preferred Stock and 11,500,000 authorized shares of Series H Preferred Stock rank on a parity with the Series D Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

Section 10. Voting. Except as otherwise set forth herein, the Series D Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series D Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series D Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series D Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series D Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the

Series D Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series D Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series D Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series D Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series D Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as provided above. In no event shall the holders of Series D Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed.

So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series D Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series D Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock, provided that: (1) the Corporation is the surviving entity and the Series D Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series D Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series D Preferred Stock (except for changes that do not materially and adversely affect the holders of Series D Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least
66-2    /3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series D Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series D Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series D Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

For purposes of determining the voting rights of the holders of the Series D Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series D Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series D Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series D Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series D Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series D Preferred Stock. The Corporation will mail the information to the holders of Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Securities Exchange Act.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. Restrictions on Ownership and Transfer. The Series D Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Corporation. Therefore, the Series D Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D Preferred Stock of any other term or provision of the Charter.

EXHIBIT E
SERIES E PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation, classified and designated 10,350,000 shares (the “Shares”) of the Preferred Stock (as defined in the Charter), as shares of 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series E Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

8.75% Series E Cumulative Redeemable Perpetual Preferred Stock

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series E Preferred Stock”), and 10,350,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series E Preferred Stock, the following terms shall have the meanings indicated: “Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof. “Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof.

“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof. “Charter” shall mean the charter of the Corporation.
“Class A Common Stock” shall mean the Class A Common Stock of the Corporation, par value $.01 per share.
“Common Stock” shall mean, collectively, the Class A Common Stock, the Class B Common Stock of the Corporation, par value $.01 per share, and the Performance Common Stock of the Corporation, par value $.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.
“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof. “Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof. “Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about February 15, 2017; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series E Preferred Stock, which, (i) for shares of Series E Preferred Stock issued prior to January 11, 2017, shall commence on, and include, November 15, 2016 and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series E Preferred

Stock issued on or after January 11, 2017, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series E Preferred Stock that were outstanding immediately preceding the issuance of such Series E Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Corporation constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof. “Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof. “Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series E Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series F Preferred Stock” shall mean the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.

“Series G Preferred Stock” shall mean the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Series H Preferred Stock” shall mean the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series E Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof. “Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series E Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of assets legally available for that purpose, dividends payable in cash at the rate per annum of
$2.1875 per share of Series E Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.75% of the Liquidation Preference per annum). Such dividends with respect to each share of Series E Preferred Stock issued prior to January 11, 2017 shall be cumulative from, and including, November 15, 2016 and with respect to each share of Series E Preferred Stock issued on or after January 11, 2017 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series E Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series E Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing with respect to each share of Series E Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series E Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series E Preferred Stock, as they appear on the share records of the Corporation at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series E Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series E Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.
(c)    So long as any shares of Series E Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Corporation ranking on a parity with the Series E Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series E Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series E Preferred Stock and such Dividend Parity Stock.
(d)    So long as any shares of Series E Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series E Preferred Stock and any Dividend Parity Stock of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series E Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series E Preferred Stock shall be entitled to receive $25.00 per share of the Series E Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series E Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Corporation ranking on a parity with the Series E Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series E Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series E Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series E Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series E Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation.
(a) Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series E Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock pursuant to this Section 5, the holders of Series E Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Corporation elects to redeem any shares of Series E Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Corporation; or (B) the date of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series E Preferred Stock shall not be redeemable by the Corporation prior to May 15, 2019. On and after May 15, 2019, the Corporation, at its option, may redeem the shares of Series E Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.

(c)    On and after May 15, 2019, the Series E Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series E Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Corporation, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Corporation gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series E Preferred Stock at their respective addresses as they appear on the Corporation’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares of Series E Preferred Stock held by such holder are to be redeemed, the number of such shares of Series E Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series E Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series E Preferred Stock being so called for redemption will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and that each share of Series E Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series E Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.
(d)    If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series E Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock called for redemption.
(e)    If full cumulative dividends for all past dividend periods on the Series E Preferred Stock and any series or class or classes of Dividend Parity Stock have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series E Preferred Stock may not be redeemed in part and the Corporation may not purchase, redeem or otherwise acquire Series E Preferred Stock or any capital stock of the Corporation ranking on a parity with the Series E Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series E Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E

Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series E Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series E Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares of Series E Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series E Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series E Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be possible). If fewer than all the shares of Series E Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series E Preferred Stock shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All shares of Series E Preferred Stock that have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. Conversion Rights. Except as provided in this Section 7, the Series E Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation at the option of any holder of Series E Preferred Stock.
(a)    Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series E Preferred Stock that are not called for redemption) to convert each of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Class A Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series E Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series E Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 3.5403 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)    The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A Common Stock to existing holders of Class A Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative
Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share Cap times the aggregate number of shares of the Series E Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)    The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which shall be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series E Preferred Stock.

(d)    The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Class A Common Stock is then traded, or (y) the average of the last quoted bid prices for Class A Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Class A Common Stock is not then listed for trading on a U.S. securities exchange.

(e)    In the case of a Change of Control pursuant to which Class A Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Stock shall receive upon conversion of such Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Class A Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)    If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Class A Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)    No fractional shares of Class A Common Stock shall be issued upon the conversion of the Series E Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

(h)    Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not then exercised its right to redeem all shares of Series E Preferred Stock pursuant to Section 5, the Corporation shall provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series E Preferred Stock in their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price;
(v)    the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series E Preferred Stock, holders will not be able to convert the shares of Series E Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Stock; (ix) the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series E Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)    The Corporation shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series E Preferred Stock.
(j)    To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series E Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series E Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series E Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series E Preferred Stock to be converted; and (iii) that the shares of Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Preferred Stock.
(k)    Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series E Preferred Stock; (ii) if certificated shares of Series E Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and (iii) the number of shares of Series E Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)    Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of DTC or the applicable Depositary.

(m)    Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock pursuant to Section 5, in which case only the shares of Series E Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series E Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)    The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)    Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock shall be entitled to convert such Series E Preferred Stock into shares of Class A Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Class A Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Corporation provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the surviving entity provides an exemption pursuant to the governing document of the surviving entity.
(p)    Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series E Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation shall make no allowance for unpaid dividends that are not in arrears on the shares of Series E Preferred Stock to be converted.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series E Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Stock;

(b)    on a parity with the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Stock, if the holders of such class or series and the Series E Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and
(c)    junior to the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series E Preferred Stock (“Junior Shares”).

As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock, 10,400,000 authorized shares of Series F Preferred Stock, 3,450,000 authorized shares of Series G Preferred Stock and 11,500,000 authorized shares of Series H Preferred Stock rank on a parity with the Series E Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

Section 10. Voting. Except as otherwise set forth herein, the Series E Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series E Preferred Stock are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series E Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, will have the right to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series E Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series E Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series E Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the Series E Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series E Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series E Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series E Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series E Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series E Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series E Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof, and until their successors are duly elected and qualify, and if such office shall not have previously terminated as provided above. In no event shall the holders of Series E Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed.

So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series E Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series E Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series E Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Corporation including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock, provided that: (1) the Corporation is the surviving entity and the Series E Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series E Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series E Preferred Stock (except for changes that do not materially and adversely affect the holders of Series E Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series E Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least
66-2    /3% of the votes entitled to be cast by the holders of the Series E Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series E Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series E Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series E Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series E Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

For purposes of determining the voting rights of the holders of the Series E Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series E Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series E Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series E Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series E Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of Series E Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series E Preferred Stock. The Corporation will mail the information to the holders of Series E Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Securities Exchange Act.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 13. Restrictions on Ownership and Transfer. The Series E Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Corporation. Therefore, the Series E Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series E Preferred Stock of any other term or provision of the Charter.

EXHIBIT F
SERIES F PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation (the “Board”) classified and designated 10,400,000 shares of the Preferred Stock (as defined in the Charter), as shares of 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.50% Series F Cumulative Redeemable Perpetual Preferred Stock

(1)    Designation and Number. A series of Preferred Stock, designated as the “8.50% Series F Cumulative Redeemable Perpetual Preferred Stock” (the “Series F Preferred Stock”), is hereby established. The par value of the Series F Preferred Stock is $0.01 per share. The number of shares of the Series F Preferred Stock shall be 10,400,000.

(2)    Ranking. The Series F Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock (as defined in the Charter) and any other class of capital stock of the Corporation, now or hereafter issued and outstanding, the terms of which provide that such capital stock ranks, as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, junior to such Series F Preferred Stock (“Junior Stock”), (b) on a parity with the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share, the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and
(c)    junior to any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Senior Stock”). Any authorization or issuance of Senior Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable. Any convertible or exchangeable debt securities that the Corporation may issue are not considered to be equity securities for these purposes.

(3)    Dividends.
(a)    Holders of the then outstanding shares of Series F Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 liquidation preference of each share of Series F Preferred Stock (equivalent to $2.125 per annum per share).
(b)    Dividends on each outstanding share of Series F Preferred Stock shall be cumulative from and including January 15, 2017 and shall be payable (i) for the period from January 15, 2017 to April 14, 2017, on April 15, 2017, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each January, April, July and October, commencing on July 15, 2017 (each such day being hereinafter called a “Series F Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series F Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend that would otherwise have been payable on such Series F Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series F Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series F Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the stock records of the Corporation at the close of business on the record date, not exceeding 30 days preceding the applicable Series F Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from January 15, 2017 or the most recent Series F Dividend Payment Date to which full cumulative dividends have been paid, whether or not in any such dividend period or periods there shall be funds legally available for the payment of such dividends, whether the Corporation has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears. Holders of the Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series F Preferred Stock. Dividends payable on the Series F Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series F Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series F Preferred Stock have been paid, the holders of Series F Preferred Stock will not be entitled to any further distributions with respect to that dividend period.
(c)    So long as any shares of Series F Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Stock for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series F Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series F Preferred Stock and such Parity Stock.

(d)    So long as any shares of Series F Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Stock of, or in options, warrants or rights to subscribe for or purchase, Junior Stock) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving the Corporation’s qualification as a REIT (as defined in the Charter)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case full cumulative dividends on all outstanding shares of Series F Preferred Stock and any Parity Stock at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series F Preferred Stock and all past dividend periods with respect to such Parity Stock.
(e)    Any dividend payment made on the Series F Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
(f)    Except as provided herein, the Series F Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.
(g)    As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(h)    As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

(4)    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the holders of the Series F Preferred Stock shall be entitled to receive $25.00 per share (the “Liquidation Preference”) plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders; but such holders of the Series F Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series F Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series F Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series F Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory stock exchange by the Corporation or (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b)    Until payment shall have been made in full to the holders of the Series F Preferred Stock, as provided in this Section 4, and to the holders of Parity Stock, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. Subject to the rights of the holders of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series F Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Stock shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Stock shall not be entitled to share therein.

(5)    Optional Redemption.
(a)    Except as otherwise permitted by the Charter and paragraph (b) below, the Series F Preferred Stock shall not be redeemable by the Corporation prior to March 20, 2017. On and after March 20, 2017, the Corporation, at its option, upon giving notice as provided below, may redeem the Series F Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series F Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).
(b)    Upon the occurrence of a Change of Control (as defined herein), the Corporation will have the option, upon giving notice as provided below, to redeem the Series F Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Special Redemption Right”), for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series F Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Special Redemption Price”). If the Corporation exercises its Special Redemption Right in connection with a Change of Control, holders of Series F Preferred Stock will not be permitted to exercise their Change of Control Conversion Right (as defined herein) in respect of any shares of Series F Preferred Stock that have been called for redemption, and any shares of Series F Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date (as defined herein). Any partial redemption will be selected by lot or pro rata or by any other equitable method the Corporation may choose (including by electing to exercise the Special Redemption Right only with respect to shares of Series F Preferred Stock for which holders have exercised their Change of Control Conversion Right).

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series F Preferred Stock when the following has occurred:
(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)    following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities or American Depositary Receipts listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.
(c)    The following provisions set forth the general procedures for redemption applicable to redemptions pursuant to the Regular Redemption Right and the Special Redemption Right:
(i)    Upon any redemption date applicable to Series F Preferred Stock, the Corporation shall pay on each share of Series F Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), in arrears, for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series F Preferred Stock dividend payment and prior to the corresponding Series F Dividend Payment Date, then each holder of the Series F Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series F Preferred Stock on the corresponding Series F Dividend Payment Date notwithstanding the redemption of such Series F Preferred Stock prior to such Series F Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series F Preferred Stock called for redemption.
(ii)    If full cumulative dividends on the Series F Preferred Stock and any class or classes of Parity Stock have not been paid or declared and set apart for payment, the Corporation may not purchase, redeem or otherwise acquire Series F Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares held in excess of the limits set forth in the Charter in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT.
(iii)    On and after the date fixed for redemption, provided that the Corporation has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series F Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series F Dividend Payment Date, holders of Series F Preferred Stock on the applicable dividend payment record date will be entitled on such Series F Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series F Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series F Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Regular Redemption Right.
(i)    A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series F Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Series F Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date;
(B) the redemption price; (C) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares of Series F Preferred Stock held by such holder are to be redeemed, the number of such shares of Series F Preferred Stock to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Series F Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the outstanding shares of the Series F Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.
(iii)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series F Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series F Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series F Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.
(e)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Special Redemption Right.

(i)    A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series F Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series F Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, evidencing the shares of Series F Preferred Stock are to be surrendered for payment; (E) that the shares of Series F Preferred Stock are being redeemed pursuant to the Corporation’s special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that the holders of shares of Series F Preferred Stock to which the notice relates will not be able to tender such shares of Series F Preferred Stock for conversion in connection with the Change of Control and each share of Series F Preferred Stock tendered for conversion that is selected for redemption, prior to the Change of Control Conversion Date, will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (G) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series F Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method the Corporation may choose (including by electing to exercise the Special Redemption Right only with respect to shares of Series F Preferred Stock for which holders have exercised their Change of Control Conversion Right).
(iii)    On and after the date fixed for redemption, provided that the Corporation has given a notice of redemption and has paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series F Preferred Stock called for redemption, those shares of Series F Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue on the share of Series F Preferred Stock called for redemption and all other rights of the holders of those shares of Series F Preferred Stock will terminate (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series F Dividend Payment Date, holders of Series F Preferred Stock on the applicable record date will be entitled on such Series F Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series F Dividend Payment Date). The holders of those shares of Series F Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date, without interest from the date of such redemption.

(iv)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series F Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series F Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series F Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.
(f)    Any shares of Series F Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6)    Voting Rights. Except as otherwise set forth herein, the Series F Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series F Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series F Preferred Stock held by such holder.
(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Series F Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series F Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Corporation ( the “Preferred Stock Directors”) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series F Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series F Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series F Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on the Series F Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series F Preferred Stock and the Voting Preferred Stock to elect the two Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, that the right of the holders of the Series F Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series F Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

(b)    So long as any shares of Series F Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series F Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series F Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series F Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series F Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series F Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Corporation may create additional classes of Parity Stock and Junior Stock, amend the Charter and these Articles Supplementary to increase the authorized number of shares of Parity Stock (including the Series F Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series F Preferred Stock.
(c)    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series F Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series F Preferred Stock, as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series F Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series F Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

(8)    Other Limitations; Ownership and Transfer of the Series F Preferred Stock. The Series F Preferred Stock constitutes Capital Stock (as defined in the Charter) of the Corporation and is governed by and issued subject to all the ownership and transfer restrictions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series F Preferred Stock of any other term or provision of the Charter.

(9)    Conversion Upon a Change of Control. The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.
(a)    Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right, subject to the Special Redemption Right of the Corporation, to convert some or all of the shares of Series F Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined herein) into a number of shares of Class A Common Stock (as defined in the Charter) per share of Series F Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined herein), except if such Change of Control Conversion Date is after a record date for a Series F Preferred Stock dividend payment and prior to the corresponding Series F Dividend Payment Date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend payment to be made on such Series F Dividend Payment Date, by (ii) the Common Stock Price (as defined herein) (such quotient, the “Conversion Rate”), and (B) 4.3718 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Class A Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 22,733,222 shares of Class A Common Stock (or equivalent Alternative

Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series F Preferred Stock in the initial public offering of Series F Preferred Stock is exercised, not to exceed 26,143,205 shares of Class A Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to Class A Common Stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
In the case of a Change of Control as a result of which holders of Class A Common Stock are entitled to receive consideration other than solely shares of Class A Common Stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Class A Common Stock (the “Alternative Form Consideration”), a holder of Series F Preferred Stock shall be entitled thereafter to convert (subject to the Corporation’s Special Redemption Right) such Series F Preferred Stock not into Class A Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series F Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series F Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of Class A Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of Class A Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be.
As used herein, “Common Stock Price” will mean (i) if the consideration to be received in the Change of Control by holders of shares of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock, (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash, the average of the closing price per share of Class A Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Class A Common Stock or Alternative Form Consideration (as defined herein), the fair market value of Class A Common Stock or such Alternative Form Consideration (as determined by the Board or a committee thereof).
(b)    No fractional shares of Class A Common Stock shall be issued upon the conversion of Series F Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c)    Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series F Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state the following: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series F Preferred Stock may exercise their Change of Control Conversion Right, which shall be the Change of Control Conversion Date; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F Preferred Stock; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series F Preferred Stock must follow to exercise the Change of Control Conversion Right.
(d)    The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to paragraph (c) above to the holders of Series F Preferred Stock.
(e)    In order to exercise the Change of Control Conversion Right, a holder of Series F Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of Series F Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. Such conversion notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series F Preferred Stock to be converted; and (iii) that the shares of Series F Preferred Stock are to be converted pursuant to the applicable provisions of the Series F Preferred Stock. Notwithstanding the foregoing, if the shares of Series F Preferred Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with paragraph 9(c) hereof that is no less than 20 days nor more than 35 days after the date on which the Corporation gives such notice pursuant to paragraph 9(c) hereof.
(f)    Holders of Series F Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series F Preferred Stock; (ii) if certificated shares of Series F Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series F Preferred Stock; and (iii) the number of shares of Series F Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series F Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(g)    Series F Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.
(h)    In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series F Preferred Stock into Class A Common Stock. Notwithstanding anything to the contrary contained herein, no holder of Series F Preferred Stock will be entitled to convert such Series F Preferred Stock for Class A Common Stock to the extent that receipt of such Class A Common Stock would cause such holder (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Common Stock Ownership Limit, as such term is defined in the Charter.

(10)    Record Holders. The Corporation and the transfer agent for the Series F Preferred Stock may deem and treat the record holder of any Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

EXHIBIT G
SERIES G PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation (the “Board”) classified and designated 3,450,000 shares of the Preferred Stock (as defined in the Charter), as shares of 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

7.50% Series G Cumulative Redeemable Perpetual Preferred Stock

(1)    Designation and Number. A series of Preferred Stock, designated as the “7.50% Series G Cumulative Redeemable Perpetual Preferred Stock” (the “Series G Preferred Stock”), is hereby established. The par value of the Series G Preferred Stock is $0.01 per share. The number of shares of the Series G Preferred Stock shall be 3,450,000.

(2)    Ranking. The Series G Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock (as defined in the Charter) and any other class of capital stock of the Corporation, now or hereafter issued and outstanding, the terms of which provide that such capital stock ranks, as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, junior to such Series G Preferred Stock (“Junior Stock”), (b) on a parity with the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share, the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and the 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and
(c)    junior to any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Senior Stock”). Any authorization or issuance of Senior Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable. Any convertible or exchangeable debt securities that the Corporation may issue are not considered to be equity securities for these purposes.

(3)    Dividends.
(a)    Holders of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 7.50% per annum of the $25.00 liquidation preference of each share of Series G Preferred Stock (equivalent to $1.875 per annum per share).
(b)    Dividends on each outstanding share of Series G Preferred Stock shall be cumulative from and including January 15, 2017 and shall be payable (i) for the period from January 15, 2017 to April 14, 2017, on April 15, 2017, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each January, April, July and October, commencing on July 15, 2017 (each such day being hereinafter called a “Series G Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series G Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend that would otherwise have been payable on such Series G Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series G Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series G Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the stock records of the Corporation at the close of business on the record date, not exceeding 30 days preceding the applicable Series G Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from January 15, 2017 or the most recent Series G Dividend Payment Date to which full cumulative dividends have been paid, whether or not in any such dividend period or periods there shall be funds legally available for the payment of such dividends, whether the Corporation has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Stock that may be in arrears. Holders of the Series G Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series G Preferred Stock. Dividends payable on the Series G Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series G Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series G Preferred Stock have been paid, the holders of Series G Preferred Stock will not be entitled to any further distributions with respect to that dividend period.
(c)    So long as any shares of Series G Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Stock for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series G Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series G Preferred Stock and such Parity Stock.

(d)    So long as any shares of Series G Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Stock of, or in options, warrants or rights to subscribe for or purchase, Junior Stock) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving the Corporation’s qualification as a REIT (as defined in the Charter)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case full cumulative dividends on all outstanding shares of Series G Preferred Stock and any Parity Stock at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series G Preferred Stock and all past dividend periods with respect to such Parity Stock.
(e)    Any dividend payment made on the Series G Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
(f)    Except as provided herein, the Series G Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.
(g)    As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(h)    As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

(4)    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the holders of the Series G Preferred Stock shall be entitled to receive $25.00 per share (the “Liquidation Preference”) plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders; but such holders of the Series G Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series G Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series G Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory stock exchange by the Corporation or (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Until payment shall have been made in full to the holders of the Series G Preferred Stock, as provided in this Section 4, and to the holders of Parity Stock, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. Subject to the rights of the holders of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series G Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Stock shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series G Preferred Stock shall not be entitled to share therein.

(5)    Optional Redemption.
(a)    Except as otherwise permitted by the Charter and paragraph (b) below, the Series G Preferred Stock shall not be redeemable by the Corporation prior to June 19, 2019. On and after June 19, 2019, the Corporation, at its option, upon giving notice as provided below, may redeem the Series G Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series G Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).
(b)    Upon the occurrence of a Change of Control (as defined herein), the Corporation will have the option, upon giving notice as provided below, to redeem the Series G Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Special Redemption Right”), for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series G Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Special Redemption Price”). If the Corporation exercises its Special Redemption Right in connection with a Change of Control, holders of Series G Preferred Stock will not be permitted to exercise their Change of Control Conversion Right (as defined herein) in respect of any shares of Series G Preferred Stock that have been called for redemption, and any shares of Series G Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date (as defined herein). Any partial redemption will be selected by lot or pro rata.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series G Preferred Stock when the following has occurred:
(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)    following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities or American Depositary Receipts listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.
(c)    The following provisions set forth the general procedures for redemption applicable to redemptions pursuant to the Regular Redemption Right and the Special Redemption Right:
(i)    Upon any redemption date applicable to Series G Preferred Stock, the Corporation shall pay on each share of Series G Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), in arrears, for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series G Preferred Stock dividend payment and prior to the corresponding Series G Dividend Payment Date, then each holder of the Series G Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series G Preferred Stock on the corresponding Series G Dividend Payment Date notwithstanding the redemption of such Series G Preferred Stock prior to such Series G Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series G Preferred Stock called for redemption.
(ii)    If full cumulative dividends on the Series G Preferred Stock and any class or classes of Parity Stock have not been paid or declared and set apart for payment, the Corporation may not purchase, redeem or otherwise acquire Series G Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares held in excess of the limits set forth in the Charter in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT.
(iii)    On and after the date fixed for redemption, provided that the Corporation has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series G Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series G Dividend Payment Date, holders of Series G Preferred Stock on the applicable dividend payment record date will be entitled on such Series G Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series G Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series G Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Regular Redemption Right.
(i)    A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series G Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Series G Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares of Series G Preferred Stock held by such holder are to be redeemed, the number of such shares of Series G Preferred Stock to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Series G Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the outstanding shares of the Series G Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares).
(iii)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series G Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series G Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.
(e)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Special Redemption Right.
(i)    A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series G Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series G Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, evidencing the shares of Series G Preferred Stock are to be surrendered for payment; (E) that the shares of Series G Preferred Stock are being redeemed pursuant to the Corporation’s special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;
(F) that the holders of shares of Series G Preferred Stock to which the notice relates will not be able to tender such shares of Series G Preferred Stock for conversion in connection with the Change of Control and each share of Series G Preferred Stock tendered for conversion that is selected for redemption, prior to the Change of Control Conversion Date, will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (G) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the shares of Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series G Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.
(iii)    On and after the date fixed for redemption, provided that the Corporation has given a notice of redemption and has paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series G Preferred Stock called for redemption, those shares of Series G Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue on the share of Series G Preferred Stock called for redemption and all other rights of the holders of those shares of Series G Preferred Stock will terminate (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series G Dividend Payment Date, holders of Series G Preferred Stock on the applicable record date will be entitled on such Series G Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series G Dividend Payment Date). The holders of those shares of Series G Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date, without interest from the date of such redemption.
(iv)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series G Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series G Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)    Any shares of Series G Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6)    Voting Rights. Except as otherwise set forth herein, the Series G Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series G Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series G Preferred Stock held by such holder.
(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Series G Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series G Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Corporation ( the “Preferred Stock Directors”) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series G Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series G Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series G Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on the Series G Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series G Preferred Stock and the Voting Preferred Stock to elect the two Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, that the right of the holders of the Series G Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series G Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.
(b)    So long as any shares of Series G Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series G Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series G Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series G Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series G Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series G Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Corporation may create additional classes of Parity Stock and Junior Stock, amend the Charter and these Articles Supplementary to increase the authorized number of shares of Parity Stock (including the Series G Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series G Preferred Stock.
(c)    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series G Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Stock, as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series G Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series G Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

(8)    Other Limitations; Ownership and Transfer of the Series G Preferred Stock. The Series G Preferred Stock constitutes Capital Stock (as defined in the Charter) of the Corporation and is governed by and issued subject to all the ownership and transfer restrictions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series G Preferred Stock of any other term or provision of the Charter.

(9)    Conversion Upon a Change of Control. The Series G Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a)    Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right, subject to the Special Redemption Right of the Corporation, to convert some or all of the shares of Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined herein) into a number of shares of Class A Common Stock (as defined in the Charter) per share of Series G Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined herein), except if such Change of Control Conversion Date is after a record date for a Series G Preferred Stock dividend payment and prior to the corresponding Series G Dividend Payment Date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend payment to be made on such Series G Dividend Payment Date, by (ii) the Common Stock Price (as defined herein) (such quotient, the “Conversion Rate”), and (B) 3.2936 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Class A Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 9,880,809 shares of Class A Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series G Preferred Stock in the initial public offering of Series G Preferred Stock is exercised, not to exceed 11,362,931 shares of Class A Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to Class A Common Stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
In the case of a Change of Control as a result of which holders of Class A Common Stock are entitled to receive consideration other than solely shares of Class A Common Stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Class A Common Stock (the “Alternative Form Consideration”), a holder of Series G Preferred Stock shall be entitled thereafter to convert (subject to the Corporation’s Special Redemption Right) such Series G Preferred Stock not into Class A Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series G Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series G Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of Class A Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of Class A Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be.
As used herein, “Common Stock Price” will mean (i) if the consideration to be received in the Change of Control by holders of shares of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock, (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash, the average of the closing price per share of Class A Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Class A Common Stock or Alternative Form Consideration (as defined herein), the fair market value of Class A Common Stock or such Alternative Form Consideration (as determined by the Board or a committee thereof).
(b)    No fractional shares of Class A Common Stock shall be issued upon the conversion of Series G Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
(c)    Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series G Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state the following: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right, which shall be the Change of Control Conversion Date; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)    The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to paragraph (c) above to the holders of Series G Preferred Stock.
(e)    In order to exercise the Change of Control Conversion Right, a holder of Series G Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. Such conversion notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series G Preferred Stock to be converted; and (iii) that the shares of Series G Preferred Stock are to be converted pursuant to the applicable provisions of the Series G Preferred Stock. Notwithstanding the foregoing, if the shares of Series G Preferred Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with paragraph 9(c) hereof that is no less than 20 days nor more than 35 days after the date on which the Corporation gives such notice pursuant to paragraph 9(c) hereof.
(f)    Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series G Preferred Stock; (ii) if certificated shares of Series G Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and (iii) the number of shares of Series G Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series G Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures.
(g)    Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.
(h)    In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series G Preferred Stock into Class A Common Stock. Notwithstanding anything to the contrary contained herein, no holder of Series G Preferred Stock will be entitled to convert such Series G Preferred Stock for Class A Common Stock to the extent that receipt of such Class A Common Stock would cause such holder (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Common Stock Ownership Limit, as such term is defined in the Charter.

(10)    Record Holders. The Corporation and the transfer agent for the Series G Preferred Stock may deem and treat the record holder of any Series G Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

EXHIBIT H
SERIES H PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of Colony NorthStar, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation (the “Board”) classified and designated 11,500,000 shares of the Preferred Stock (as defined in the Charter), as shares of 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

7.125% Series H Cumulative Redeemable Perpetual Preferred Stock

(1)    Designation and Number. A series of Preferred Stock, designated as the “7.125% Series H Cumulative Redeemable Perpetual Preferred Stock” (the “Series H Preferred Stock”), is hereby established. The par value of the Series H Preferred Stock is $0.01 per share. The number of shares of the Series H Preferred Stock shall be 11,500,000.

(2)    Ranking. The Series H Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock (as defined in the Charter) and any other class of capital stock of the Corporation, now or hereafter issued and outstanding, the terms of which provide that such capital stock ranks, as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, junior to such Series H Preferred Stock (“Junior Stock”), (b) on a parity with the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.500% Series D Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, the 8.75% Series E Cumulative Redeemable Perpetual Preferred Stock, liquidation preference
$25.00 per share, the 8.50% Series F Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, and the 7.50% Series G Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share and any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series H Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and (c) junior to any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series H Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Senior Stock”). Any authorization or issuance of Senior Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series H Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable. Any convertible or exchangeable debt securities that the Corporation may issue are not considered to be equity securities for these purposes.

(3)    Dividends.
(a)    Holders of the then outstanding shares of Series H Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference of each share of Series H Preferred Stock (equivalent to $1.78125 per annum per share).
(b)    Dividends on each outstanding share of Series H Preferred Stock shall be cumulative from and including January 15, 2017 and shall be payable (i) for the period from January 15, 2017 to April 14, 2017, on April 15, 2017, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each January, April, July and October, commencing on July 15, 2017 (each such day being hereinafter called a “Series H Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series H Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend that would otherwise have been payable on such Series H Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series H Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series H Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the stock records of the Corporation at the close of business on the record date, not exceeding 30 days preceding the applicable Series H Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from January 15, 2017 or the most recent Series H Dividend Payment Date to which full cumulative dividends have been paid, whether or not in any such dividend period or periods there shall be funds legally available for the payment of such dividends, whether the Corporation has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Stock that may be in arrears. Holders of the Series H Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series H Preferred Stock. Dividends payable on the Series H Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series H Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series H Preferred Stock have been paid, the holders of Series H Preferred Stock will not be entitled to any further distributions with respect to that dividend period.
(c)    So long as any shares of Series H Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Stock for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series H Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series H Preferred Stock and such Parity Stock.

(d)    So long as any shares of Series H Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Stock of, or in options, warrants or rights to subscribe for or purchase, Junior Stock) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving the Corporation’s qualification as a REIT (as defined in the Charter)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case full cumulative dividends on all outstanding shares of Series H Preferred Stock and any Parity Stock at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series H Preferred Stock and all past dividend periods with respect to such Parity Stock.
(e)    Any dividend payment made on the Series H Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.
(f)    Except as provided herein, the Series H Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.
(g)    As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(h)    As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

(4)    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the holders of the Series H Preferred Stock shall be entitled to receive $25.00 per share (the “Liquidation Preference”) plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders; but such holders of the Series H Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series H Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series H Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series H Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory stock exchange by the Corporation or (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Until payment shall have been made in full to the holders of the Series H Preferred Stock, as provided in this Section 4, and to the holders of Parity Stock, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. Subject to the rights of the holders of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series H Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Stock shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Stock shall not be entitled to share therein.

(5)    Optional Redemption.
(a)    Except as otherwise permitted by the Charter and paragraph (b) below, the Series H Preferred Stock shall not be redeemable by the Corporation prior to April 13, 2020. On and after April 13, 2020, the Corporation, at its option, upon giving notice as provided below, may redeem the Series H Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series H Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).
(b)    Upon the occurrence of a Change of Control (as defined herein), the Corporation will have the option, upon giving notice as provided below, to redeem the Series H Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Special Redemption Right”), for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series H Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Special Redemption Price”). If the Corporation exercises its Special Redemption Right in connection with a Change of Control, holders of Series H Preferred Stock will not be permitted to exercise their Change of Control Conversion Right (as defined herein) in respect of any shares of Series H Preferred Stock that have been called for redemption, and any shares of Series H Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date (as defined herein). Any partial redemption will be selected by lot or pro rata.
A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series H Preferred Stock when the following has occurred:
(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)    following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities or American Depositary Receipts listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.
(c)    The following provisions set forth the general procedures for redemption applicable to redemptions pursuant to the Regular Redemption Right and the Special Redemption Right:
(i)    Upon any redemption date applicable to Series H Preferred Stock, the Corporation shall pay on each share of Series H Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), in arrears, for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series H Preferred Stock dividend payment and prior to the corresponding Series H Dividend Payment Date, then each holder of the Series H Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series H Preferred Stock on the corresponding Series H Dividend Payment Date notwithstanding the redemption of such Series H Preferred Stock prior to such Series H Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series H Preferred Stock called for redemption.
(ii)    If full cumulative dividends on the Series H Preferred Stock and any class or classes of Parity Stock have not been paid or declared and set apart for payment, the Corporation may not purchase, redeem or otherwise acquire Series H Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares held in excess of the limits set forth in the Charter in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT.
(iii)    On and after the date fixed for redemption, provided that the Corporation has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series H Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series H Dividend Payment Date, holders of Series H Preferred Stock on the applicable dividend payment record date will be entitled on such Series H Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series H Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series H Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Regular Redemption Right.
(i)    A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series H Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Series H Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series H Preferred Stock to be redeemed and, if fewer than all the shares of Series H Preferred Stock held by such holder are to be redeemed, the number of such shares of Series H Preferred Stock to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Series H Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the outstanding shares of the Series H Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares).
(iii)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series H Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series H Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.
(e)    The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Special Redemption Right.
(i)    A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series H Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series H Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, evidencing the shares of Series H Preferred Stock are to be surrendered for payment; (E) that the shares of Series H Preferred Stock are being redeemed pursuant to the Corporation’s special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that the holders of shares of Series H Preferred Stock to which the notice relates will not be able to tender such shares of Series H Preferred Stock for conversion in connection with the Change of Control and each share of Series H Preferred Stock tendered for conversion that is selected for redemption, prior to the Change of Control Conversion Date, will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (G) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.
(ii)    If fewer than all the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series H Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.
(iii)    On and after the date fixed for redemption, provided that the Corporation has given a notice of redemption and has paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series H Preferred Stock called for redemption, those shares of Series H Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue on the share of Series H Preferred Stock called for redemption and all other rights of the holders of those shares of Series H Preferred Stock will terminate (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series H Dividend Payment Date, holders of Series H Preferred Stock on the applicable record date will be entitled on such Series H Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series H Dividend Payment Date). The holders of those shares of Series H Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date, without interest from the date of such redemption.
(iv)    At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series H Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series H Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)    Any shares of Series H Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6)    Voting Rights. Except as otherwise set forth herein, the Series H Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series H Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series H Preferred Stock held by such holder.
(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Series H Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series H Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Corporation (the “Preferred Stock Directors”) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series H Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series H Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series H Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on the Series H Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series H Preferred Stock and the Voting Preferred Stock to elect the two Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, that the right of the holders of the Series H Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series H Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.
(b)    So long as any shares of Series H Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series H Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series H Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series H Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series H Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series H Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Corporation may create additional classes of Parity Stock and Junior Stock, amend the Charter and these Articles Supplementary to increase the authorized number of shares of Parity Stock (including the Series H Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series H Preferred Stock.
(c)    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series H Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series H Preferred Stock, as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series H Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series H Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

(8)    Other Limitations; Ownership and Transfer of the Series H Preferred Stock. The Series H Preferred Stock constitutes Capital Stock (as defined in the Charter) of the Corporation and is governed by and issued subject to all the ownership and transfer restrictions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series H Preferred Stock of any other term or provision of the Charter.

(9)    Conversion Upon a Change of Control. The Series H Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a)    Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right, subject to the Special Redemption Right of the Corporation, to convert some or all of the shares of Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined herein) into a number of shares of Class A Common Stock (as defined in the Charter) per share of Series H Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined herein), except if such Change of Control Conversion Date is after a record date for a Series H Preferred Stock dividend payment and prior to the corresponding Series H Dividend Payment Date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend payment to be made on such Series H Dividend Payment Date, by (ii) the Common Stock Price (as defined herein) (such quotient, the “Conversion Rate”), and (B) 2.8198 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Class A Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 28,198,415 shares of Class A Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series H Preferred Stock in the initial public offering of Series H Preferred Stock is exercised, not to exceed 32,428,178 shares of Class A Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to Class A Common Stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split.
In the case of a Change of Control as a result of which holders of Class A Common Stock are entitled to receive consideration other than solely shares of Class A Common Stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Class A Common Stock (the “Alternative Form Consideration”), a holder of Series H Preferred Stock shall be entitled thereafter to convert

(subject to the Corporation’s Special Redemption Right) such Series H Preferred Stock not into Class A Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series H Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series H Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of Class A Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of Class A Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be.
As used herein, “Common Stock Price” will mean (i) if the consideration to be received in the Change of Control by holders of shares of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock, (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash, the average of the closing price per share of Class A Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Class A Common Stock or Alternative Form Consideration (as defined herein), the fair market value of Class A Common Stock or such Alternative Form Consideration (as determined by the Board or a committee thereof).
(b)    No fractional shares of Class A Common Stock shall be issued upon the conversion of Series H Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
(c)    Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series H Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state the following: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Stock may exercise their Change of Control Conversion Right, which shall be the Change of Control Conversion Date; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H Preferred Stock; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series H Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)    The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to paragraph (c) above to the holders of Series H Preferred Stock.
(e)    In order to exercise the Change of Control Conversion Right, a holder of Series H Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of Series H Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. Such conversion notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series H Preferred Stock to be converted; and (iii) that the shares of Series H Preferred Stock are to be converted pursuant to the applicable provisions of the Series H Preferred Stock. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with paragraph 9(c) hereof that is no less than 20 days nor more than 35 days after the date on which the Corporation gives such notice pursuant to paragraph 9(c) hereof.
(f)    Holders of Series H Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series H Preferred Stock; (ii) if certificated shares of Series H Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series H Preferred Stock; and (iii) the number of shares of Series H Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures.
(g)    Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

(h)    In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series H Preferred Stock into Class A Common Stock. Notwithstanding anything to the contrary contained herein, no holder of Series H Preferred Stock will be entitled to convert such Series H Preferred Stock for Class A Common Stock to the extent that receipt of such Class A Common Stock would cause such holder (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Common Stock Ownership Limit, as such term is defined in the Charter.

(10)    Record Holders. The Corporation and the transfer agent for the Series H Preferred Stock may deem and treat the record holder of any Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.